Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Bloomin’ Brands, Inc.’s Annual Report on Form 10-K for the year ended December 28, 2014.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tampa, Florida
February 24, 2015